Exhibit 99.1

SUMTOTAL SYSTEMS ANNOUNCES SECOND QUARTER RESULTS

Achieves Over $2 Million Positive Cash Flow

MOUNTAIN VIEW, CA (July 28, 2004) SumTotal Systems, Inc. (Nasdaq: SUMT), the business performance and learning technology industry’s largest single provider of technologies, processes and services, today announced its financial results for the second quarter ended June 30, 2004.

On a GAAP basis, revenue was $14.1 million in the second quarter of 2004 compared to $8.1 million in the second quarter of 2003 and $7.1 million in the first quarter of 2004. The net loss was $4.1 million or 20 cents per share compared to $0.8 million or 10 cents per share in the second quarter of 2003 and $7.8 million or 66 cents per share in the first quarter of 2004. SumTotal Systems was formed on March 18, 2004 by the merger of Docent, Inc., and Click2learn, Inc. and was accounted for as an acquisition of Docent by Click2learn. Therefore, the reported GAAP results reflect the performance of Click2learn until March 18, 2004 and for the merged company from March 18, 2004 forward.

Revenue for the second quarter on a non-GAAP basis was $16.1 million. This compares to $15.5 million in the second quarter of 2003 and $13.8 million in the first quarter of 2004. Net loss on a non-GAAP basis was $0.5 million or 2 cents per share compared to a net loss of $3.4 million or 19 cents per share in the second quarter of 2003 and $6.4 million or 32 cents per share in the first quarter of 2004. These non-GAAP financial measures exclude certain non-cash and cash items relating to the merger that are included in the GAAP results. The non-GAAP financial measures also include the full results of both Docent and Click2learn for the periods prior to the merger. The company believes this information, when used in conjunction with the GAAP results, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for GAAP measures. A reconciliation of these numbers to the GAAP results is included in this release.

Total expenses on a non-GAAP basis were $16.6 million, a reduction of $3.6 million from the expense level in the first quarter of 2004.

During the quarter, the company generated $2.3 million of cash and increased cash and short-term investments from $34.8 million at March 31, 2004 to $37.1 million at June 30, 2004. Deferred revenue was $12.4 million, an increase of $2.7 million or 28% from the $9.7 million balance reported at the end of the first quarter of 2004.

“I am pleased with the progress we made in our first full quarter as a combined company,” said Andy Eckert, CEO of SumTotal Systems. “We generated $2.3 million in cash during the quarter and reduced our expenses by $3.6 million compared to the first quarter. We also continued to book new business at a healthy rate as reflected in our growing deferred revenue balances and I continue to be pleased by the reaction to our merger from our customers and prospects. We are well positioned to increase our industry leadership and deliver the benefits envisioned when forming the company,” continued Eckert.

During the quarter, SumTotal highlights included:

•	New corporate customer wins at BellSouth, Reynolds & Reynolds, Hilton Group PLC, Corning Inc, McCann-Erickson and Manpower among several others.

•	Increased success in the government sector with customers such as Defense Ammunition Center and US Army Recruiting Command among others.

•	Increased success in Latin America, with customer wins at Banco Bradesco, Tec de Monterrey and Renault Brazil.

•	Follow-on orders from clients such as Symantec, Harley-Davidson, Cingular Wireless, Symbol, Standard & Poors, GlaxoSmithKline, Cendant, Microsoft and Vodafone.

•	Recognition as the market leader in the most recent report on LMS market size, by Bersin & Associates, which recognized SumTotal as the LMS market share leader as measured by revenue, with market share 50% greater than the next nearest competitor.

•	An advance look at the SumTotal Enterprise Suite™ 7.0 to attendees of the ASTD International Conference and Expo, held from May 24 – 27 in Washington D.C. The new suite, which the company expects to bring to market in the second half of 2004, incorporates revolutionary new capabilities and represents a significant leap forward in the ability of learning and performance technologies to deliver bottom-line results.

•	The inaugural Customer Advisory Board meeting at the ASTD conference, drawing representatives from clients such as United Airlines, Microsoft, Albertson’s, Wyeth, Cendant, Cingular Wireless, Wachovia, the US Army, GlaxoSmithkline and New Horizons.

Guidance

For the third quarter of 2004, SumTotal estimates that it will achieve revenue of between $14.0 million and $16.0 million on a GAAP basis. The net loss, also on a GAAP basis, is estimated at between $3.3 million or 16 cents per share and $2.1 million or 10 cents per share. These estimates include the following amounts that the company expects to adjust in its non-GAAP financial measures – deferred revenue of $1.1 million, amortization of intangibles of $1.1 million and stock based compensation of $0.3 million for a total of $2.5 million impact on the net loss. Cash and short-term investments at the end of the third quarter are expected to be between $36 and $38 million.

Conference Call

SumTotal Systems will host an investor conference call today, July 28, 2004 at 2:00 p.m. (Pacific), 5:00 p.m. (Eastern) to discuss the results of the second quarter ended June 30, 2004. A live audio webcast will be available to investors and the public from SumTotal’s website at www.sumtotalsystems.com/company/investors. In addition to the webcast, a telephone replay will be available beginning at approximately 5:00 p.m. (Pacific) today through the close of business on Wednesday, August 4th. The replay can be accessed by dialing the U.S. toll-free number: 1-800-207-7077, access code: 4060. The international dial-in number is 1-913-383-5767, access code: 4060.

About SumTotal Systems

SumTotal Systems Inc. (NASDAQ: SUMT) is the business performance and learning technology industry’s largest single provider of technologies, processes and services. Formed by the merger of industry pioneers Docent and Click2learn, the company is uniquely focused on helping organizations harness and manage mission-critical intellectual power to solve real-world business problems and produce significant bottom-line results. SumTotal has helped accelerate performance and profit for more than 600 of the world’s best-known companies, including Microsoft, Cingular Wireless, Vodafone, Lucent, Accenture, Cendant, Harley-Davidson, Wyeth, Wachovia and D & B. SumTotal Systems is headquartered in Mt. View, CA, with offices throughout the US, as well as London, Paris, Heidelberg, Sydney, Tokyo and Hyderabad, India.

SAFE HARBOR STATEMENT/ FORWARD-LOOKING STATEMENTS

Information in this press release and the accompanying conference call contain forward-looking statements. These statements represent SumTotal System’s expectations or beliefs concerning future events and include statements, among others, regarding SumTotal System’s estimated development and shipment date for its new product, SumTotal 7.0, financial guidance regarding revenue, profitability, bookings, guidance, expectation, cash balance, projections, operating expenses, and growth of the company, customer satisfaction, expected synergies and resulting cost savings from the merger, future business, industry leadership, timing and features of our product offerings, and customer benefits, and market acceptance of our solutions. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to (i) SumTotal Systems limited operating history, and Docent’s and Click2learn’s history of losses; (ii) delay in development or shipment of our new product, SumTotal 7.0, anticipated to be released in the second half of 2004; (iii) customers or partners delaying purchasing or upgrade decisions until our new product, SumTotal 7.0, is released; (iv) acceptance of SumTotal Systems’ current and future product offerings; (v) long sales cycles for closing software contracts and seasonality in purchasing decisions; (vi) an emerging and rapidly evolving market; (vii) adverse changes in general economic or market conditions; (viii) continued market uncertainty with respect to the merger and the challenges of integrating Docent and Click2learn into one company, and the ability to achieve anticipated synergies associated with the recent merger; (ix) dependence on the growth of SumTotal’s market and fluctuation in customer spending; (x) delays or reductions in information technology spending; (xi) the ability to attract and retain highly qualified employees, and the risk of losing employees, especially sales personnel, if the SumTotal 7.0 release date slips; (xii) intense competition in the marketplace causing, among other things, pricing pressure; (xiii) failure to continually implement requisite internal controls and procedures; (xiv) increase of litigation and their related costs; (xv) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties; and (xvi) other events and other important factors disclosed previously and from time to time in SumTotals’ filings with the Securities and Exchange Commission, including the quarterly report filed on Form 10Q on May 17, 2004. SumTotal Systems assumes no obligation to update the information in this press release or in the accompanying conference call.

Contact:	Neil Laird at 650-934-9525 or Nlaird@sumtotalsystems.com

# # #

SumTotal Systems, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Revenue:
License	$5,956	$2,710	$8,128	$4,945
Service and maintenance	8,129	5,419	13,061	11,184

Total revenue	14,085	8,129	21,189	16,129

Cost of revenue:
License	80	144	204	303
Service and maintenance	4,962	2,482	7,756	5,121
Amortization of intangible assets	1,407	353	1,901	470

Total cost of revenue	6,449	2,979	9,861	5,894

Gross margin	7,636	5,150	11,328	10,235

Operating expenses:
Research and development	2,977	1,448	5,282	2,732
Sales and marketing	5,876	3,039	10,040	6,273
General and administrative	2,565	1,411	4,843	2,751
Restructuring charge	248	—	1,137	—
In-process research and development	—	—	1,326	—

Total operating expenses	11,666	5,898	22,628	11,756

Loss from operations	(4,030)	(748)	(11,300)	(1,521)

Interest expense	(18)	(46)	(121)	(93)
Other expense, net	(75)	—	(358)	—
Interest income	59	—	106	—
Equity in losses of affiliate	—	(25)	(169)	(50)

Loss before provision for income taxes	(4,064)	(819)	(11,842)	(1,664)
Provision for income taxes	38	7	76	17

Net loss	$(4,102)	$(826)	$(11,918)	$(1,681)

Net loss per share - basic and diluted	$(0.20)	$(0.10)	$(0.74)	$(0.21)

Weighted average common shares outstanding	20,429	8,211	16,109	8,062

SumTotal Systems, Inc.

Non-GAAP Financial Measure Statements of Operations (1)

(in thousands, except per share amounts)

Unaudited

	Three Months Ended June 30
	2004	2003
Revenue:
License	$6,714	$5,830
Service and maintenance	9,394	9,622

Total revenue	16,108	15,452

Cost of revenue:
License	32	272
Service and maintenance	4,946	4,815
Amortization of intangible assets	353	353

Total cost of revenue	5,331	5,440

Gross margin	10,777	10,012

Operating expenses:
Research and development	2,939	3,776
Sales and marketing	5,768	7,018
General and administrative	2,468	2,493

Total operating expenses	11,175	13,287

Loss from operations	(398)	(3,275)

Interest expense	(18)	(66)
Other expense, net	(75)	(70)
Interest income	59	102
Equity in losses of affiliate	—	(25)

Loss before provision for income taxes	(432)	(3,334)
Provision for income taxes	38	108

Net loss	$(470)	$(3,442)

Net loss per share - basic and diluted	(0.02)	(0.19)

Weighted average common shares outstanding	20,429	17,751

(1)	Use of Non-GAAP Financial Measures

SumTotal prepares a Statement of Operations for internal use on a non-GAAP basis. Management uses this data to provide it with greater visibility on the underlying operations and cash flows of the company and to provide better visibility on how the current results compare to the historic results of both Docent and Click2learn. Specifically, these non-GAAP financial measures exclude the impact of the deferred revenue and prepaid license cost adjustments resulting from the merger between Docent and Click2learn on March 18, 2004. They also exclude certain cash and non-cash charges arising from the merger including stock based compensation, amortization of intangibles and restructuring costs. They also include the full results of both Docent and Click2learn for the periods prior to the merger. The company believes this information, when used in conjunction with the GAAP statement of operations, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for, GAAP measures. A reconciliation of the GAAP and non-GAAP numbers is also provided.

SumTotal Systems, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations (1)

June 30, 2004

(in thousands, except per share amounts)

Unaudited

	SumTotal Systems GAAP Statement of Operations	Docent Merger and Restructuring Adjustments (2)		Non-GAAP Statement of Operations
Revenue:
License	$5,956	$758	(a)	$6,714
Service and maintenance	8,129	1,265	(a)	9,394

Total revenue	14,085	2,023		16,108

Cost of revenue:
License	80	(48	) (a)	32
Service and maintenance	4,962	(16	) (b)	4,946
Amortization of intangible assets	1,407	(1,054	) (c)	353

Total cost of revenue	6,449	(1,118)		5,331

Gross margin	7,636	3,141		10,777

Operating expenses:
Research and development	2,977	(38	) (b)	2,939
Sales and marketing	5,876	(108	) (b)	5,768
General and administrative	2,565	(97	) (b)	2,468
Restructuring charge	248	(248	) (d)	—

Total operating expenses	11,666	(491)		11,175

Loss from operations	(4,030)	3,632		(398)

Interest expense	(18)	—		(18)
Other expense, net	(75)	—		(75)
Interest income	59	—		59

Loss before provision for income taxes	(4,064)	3,632		(432)
Provision for income taxes	38	—		38

Net loss	$(4,102)	$3,632		$(470)

Net loss per share - basic and diluted	$(0.20)			$(0.02)

Weighted average common shares outstanding	20,429			20,429

(1)	Use of Non-GAAP Financial Measures

SumTotal prepares a Statement of Operations for internal use on a non-GAAP basis. Management uses this data to provide it with greater visibility on the underlying operations and cash flows of the company and to provide better visibility on how the current results compare to the historic results of both Docent and Click2learn. Specifically, these non-GAAP financial measures exclude the impact of the deferred revenue and prepaid license cost adjustments resulting from the merger between Docent and Click2learn on March 18, 2004. They also exclude certain cash and non-cash charges arising from the merger including stock based compensation, amortization of intangibles and restructuring costs. They also include the full results of both Docent and Click2learn for the periods prior to the merger. The company believes this information, when used in conjunction with the GAAP statement of operations, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for, GAAP measures. A reconciliation of the GAAP and non-GAAP numbers is also provided.

(2)	Non GAAP adjustments

(a)	Add back the Docent deferred revenue as of March 18, 2004 that was not applied against the acquisition purchase price and would otherwise have been recognized as revenue from April 1, 2004 to June 30, 2004 and associated prepaid license costs.
(b)	Charge for stock-based compensation associated with acquired Docent options.
(c)	Amortization of intangibles acquired as a result of the Docent acquisition.
(d)	Charge associated with the continuance of the 2004 restructuring program.

SumTotal Systems, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations (1)

Three Months Ended June 30, 2003

(in thousands, except per share amounts)

Unaudited

	Click2learn	Docent	Adjustments (2)		Non-GAAP Statement of Operations
Revenue:
License	$2,710	$3,120	$—		$5,830
Service and maintenance	5,419	4,203	—		9,622

Total revenue	8,129	7,323	—		15,452

Cost of revenue:
License	144	128			272
Service and maintenance	2,482	2,353	(20	) (a)	4,815
Amortization of intangible assets	353	220	(220	) (b)	353

Total cost of revenue	2,979	2,701	(240)		5,440

Gross margin	5,150	4,622	240		10,012

Operating expenses:
Research and development	1,448	2,353	(25	) (a)	3,776
Sales and marketing	3,039	4,068	(89	) (a)	7,018
General and administrative	1,411	1,176	(94	) (a)	2,493
Restructuring credit	—	(327)	327	(c)	—

Total operating expenses	5,898	7,270	119		13,287

Loss from operations	(748)	(2,648)	121		(3,275)

Interest expense	(46)	(20)	—		(66)
Other income and (expense), net	—	(70)	—		(70)
Interest income	—	102	—		102
Equity in losses of affiliate	(25)	—	—		(25)

Loss before provision for income taxes	(819)	(2,636)	121		(3,334)
Provision for income taxes	7	101	—		108

Net loss	$(826)	$(2,737)	$121		$(3,442)

Net loss per share - basic and diluted	$(0.10)	$(0.29)	$—		$(0.19)

Weighted average common shares outstanding	8,211	9,540	—		17,751

(1)	Use of Non-GAAP Financial Measures

SumTotal prepares a Statement of Operations for internal use on a non-GAAP basis. Management uses this data to provide it with greater visibility on the underlying operations and cash flows of the company and to provide better visibility on how the current results compare to the historic results of both Docent and Click2learn. Specifically, these non-GAAP financial measures exclude the impact of the deferred revenue and prepaid license cost adjustments resulting from the merger between Docent and Click2learn on March 18, 2004. They also exclude certain cash and non-cash charges arising from the merger including stock based compensation, amortization of intangibles and restructuring costs. They also include the full results of both Docent and Click2learn for the periods prior to the merger. The company believes this information, when used in conjunction with the GAAP statement of operations, may provide useful additional insight into the underlying operations of the company, but should not be considered superior to, or as a substitute for, GAAP measures. A reconciliation of the GAAP and non-GAAP numbers is also provided.

(2)	Non-GAAP adjustments

(a)	Charge for Docent stock-based compensation.
(b)	Amortization of Docent intangibles acquired as a result of a prior acquisition.
(c)	Docent restructuring credit.

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

Unaudited

	June 30, 2004	March 31, 2004
Assets
Current assets:
Cash, cash equivalents and short term investments	$37,119	$34,801
Accounts receivable, net	12,191	13,942
Prepaid expenses and other current assets	1,988	1,996

Total current assets	51,298	50,739

Property and equipment, net	2,892	3,135
Goodwill	27,878	27,878
Intangible assets, net	11,955	13,360
Other assets	455	794

Total assets	$94,478	$95,906

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,449	$2,587
Accrued compensation and benefits	3,616	3,467
Other accrued liabilities	3,725	4,016
Restructuring accrual	1,018	1,518
Deferred revenue	12,432	9,681

Total current liabilities	23,240	21,269

Stockholders’ equity	71,238	74,637

Total liabilities and stockholders’ equity	$94,478	$95,906